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                                                                   EXHIBIT 10.33


                     SEVERANCE AGREEMENT AND GENERAL RELEASE

         This SEVERANCE AGREEMENT AND GENERAL RELEASE ("Severance Agreement") dated November 1, 2000 is entered into by and between Netzee, Inc. (hereinafter "Netzee"), and Catherine G. Silver (hereinafter "Silver").

         WHEREAS, Silver has been employed by Netzee as its President and General Manager pursuant to an Employment Agreement dated July 26, 2000 (the "Employment Agreement");

         WHEREAS, the parties desire to end their employment relationship, preserve the good will between the parties, and dispose of all claims which each may have, or may have had, against the other;

         NOW, THEREFORE, for and in consideration of the good and valuable consideration set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                       1.

         Unless the context plainly requires otherwise, the term "Silver" includes her agents, attorneys, employees, heirs, successors and assigns; and, the term "Netzee Releasees" includes Netzee and its owners, stockholders, directors, officers, partners, agents, attorneys, parent entities, employees, successors, assigns, affiliates, and subsidiaries, and each of their respective owners, stockholders, directors, officers, partners, agents, attorneys, parent entities, employees, successors, assigns, affiliates and subsidiaries.

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                                       2.

         From November 15, 2000 through May 15, 2001, Silver's employment with Netzee will continue pursuant to the terms of this Severance Agreement. Silver will cease reporting to work after November 15, 2000 and will no longer be an officer of Netzee and its affiliates; she will thereafter remain available to provide services as needed up to five (5) hours per week through May 15, 2001. Silver hereby resigns from employment with Netzee effective May 15, 2001. After that date, she will have no right to further employment with Netzee; she shall not apply for reemployment with Netzee; and Netzee will have no obligation to employ her.

                                       3.

         Netzee will continue to pay Silver's salary of $16,667.00 per month, minus applicable withholdings, through May 15, 2001. Silver will continue in any employee health benefit plans in which she currently participates through May 15, 2001. From May 15, 2001, through November 15, 2002, Netzee will continue Silver's health insurance coverage by making payments pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). As further consideration for this Severance Agreement, Netzee and Silver will enter into the First Amendment to the Netzee, Inc. Restricted Stock Award Agreement (the "Amended Stock Award Agreement"), which is attached hereto as Exhibit A. Silver agrees that she has no claims to any benefits or payments from Netzee except as is expressly set forth herein.

                                       4.

         Except as expressly set forth herein, this Severance Agreement shall supersede and extinguish the Employment Agreement and the November 9, 1999 Netzee, Inc. Stock Option Agreement. Notwithstanding the foregoing, the Amended Stock Award Agreement and


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Sections 5 and 6 of the Employment Agreement shall remain in full force and effect.

                                       5.

         Silver hereby releases, discharges, and acquits forever the Netzee Releasees from any and all debts, claims, demands, liabilities, assessments, actions or causes of action, whether in law or in equity, whether direct or indirect, whether presently known or unknown, absolute or contingent, arising under any law, rule, regulation, ordinance, agreement, guideline or other standard of conduct of any kind and whatsoever which Silver had, now has, or may have had against any of the Netzee Releasees from the beginning of time up to the date of this Severance Agreement. Netzee hereby releases, discharges, and acquits forever Silver from any and all debts, claims, demands, liabilities, assessments, actions or causes of action, whether in law or in equity, whether direct or indirect, whether presently known or unknown, absolute or contingent, arising under any law, rule, regulation, ordinance, agreement, guideline or other standard of conduct of any kind and whatsoever which Netzee had, now has, or may have had against Silver from the beginning of time up to the date of this Severance Agreement.

                                       6.

         Without limiting the foregoing release, Silver waives all rights she may have had or now has to pursue any and all remedies available to her under any cause of action whatsoever against the Netzee Releasees, including without limitation, claims of wrongful discharge, emotional distress, defamation, breach of contract, breach of the covenant of good faith and fair dealing, the Employee Retirement Income Security Act, and any other laws and regulations relating to employment, including any and all employment laws of the State of Georgia. Silver further acknowledges and expressly agrees that she is waiving any and all rights she may have had or now has to pursue any claim of discrimination, including but not


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limited to, any claim of discrimination based on sex, age, race, national origin, disability, or on any other basis, under Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act of 1990, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1866, any other analogous law of the State of Georgia, and all other laws and regulations relating to employment.

                                       7.

         It is understood and agreed that the consideration given for this Severance Agreement is not to be construed as an admission of liability or fault on the part of either party, but is in compromise and settlement of disputed claims.

                                       8.

         This Severance Agreement supersedes all prior and contemporaneous written and oral agreements and understandings between the parties with respect to the subject matter hereof (other than the Amended Stock Award Agreement and those provisions of the Employment Agreement which are stated to remain in effect in Paragraph 4 above) and supersedes all prior and contemporaneous written and oral discussions, negotiations and agreements with respect to such subject matter.

                                       9.

         Silver further warrants and agrees she will not disparage Netzee or its owners, officers, directors, shareholders, employees, agents, or its business, products, policies, practices or services, in any way whatsoever. Netzee warrants and agrees that its current Board members and senior executives will not disparage Silver.

                                       10.

         This Severance Agreement has been executed in the State of Georgia and any questions


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as to its validity, meaning, interpretation, or application shall be controlled by the laws of the State of Georgia.

                                       11.

         If any provision of this Severance Agreement is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and the Court shall enforce all remaining provisions to the extent permitted by law.

                                       12.

         Silver hereby acknowledges and understands and Netzee agrees that:

         (a) Silver may have at least twenty-one (21) days after receipt of this Severance Agreement within which she may review and consider, discuss with an attorney of her own choosing, and decide to execute or not execute this Severance Agreement;

         (b) Silver has seven (7) days after the execution of this Severance Agreement within which she may revoke this Severance Agreement;

         (c) In order to revoke this Severance Agreement, Silver or her attorney must give written notice to Netzee by delivering a letter to Netzee's CEO, Donny Jackson, and to its legal counsel, Sylvia King Kochler, stating that Silver is revoking this Severance Agreement. To effect a revocation, delivery of the letter must be made on or before seven (7) days after the execution of this Severance Agreement. The letter shall be delivered and addressed pursuant to the notice provisions set forth in paragraph 13 below;


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         (d)      This Severance Agreement shall not become enforceable until after the expiration of seven (7) days following the date Silver executes this Severance Agreement and it will only become enforceable if Silver does not revoke the Severance Agreement as provided for herein; and

         (e) In the event that Silver revokes this Severance Agreement pursuant to this provision, the Amended Stock Award Agreement will also be immediately revoked. If Silver revokes this Severance Agreement, she agrees that she immediately will return to Netzee any and all consideration already paid by Netzee under Paragraph 3 above, except for 25,000 shares of Netzee stock that previously vested pursuant to the Netzee, Inc. Restricted Stock Award Agreement.

                                       13.

         Any notice, demand or other communication which any party is required or permitted to provide to the other pursuant to this Severance Agreement shall be in writing and sent by certified mail, return receipt requested, or by Federal Express, signature required, to Mr. Donny Jackson, Netzee, Inc., 6190 Powers Ferry Road, Powers Ferry Landing East, Suite 400, Atlanta, Georgia 30339 (if to Netzee), or to Catherine Silver, 77 Golf Circle, Atlanta, Georgia, 30309 (if to Silver). Notice will be effective upon the date of receipt by the party to be notified. In addition, Silver shall send a copy of the notice to Netzee to Sylvia King Kochler, Nelson Mullins Riley & Scarborough, L.L.P., 999 Peachtree Street, Suite 1400, Atlanta, Georgia 30309, at the same time and by the same method of delivery as to Netzee. However, the copy to Ms. Kochler shall not constitute notice.


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                                       14.

         Silver represents and warrants that she has fully read this Severance Agreement, that she understands all the terms and conditions set forth herein, and that she is entering into this Severance Agreement voluntarily and without promise or benefit other than as set forth herein. Silver further acknowledges that she may have at least twenty-one (21) days within which to consider this Severance Agreement, that she was advised to consult with an attorney of her own choosing concerning the releases and waivers contained in and the terms of this Severance

                            [continued on next page]


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Agreement, and that the waivers she has made, the releases she has given, and the terms that she has agreed to herein are made knowingly, consciously, and with full appreciation that she is forever foreclosed from pursuing any of the rights so waived and released.

                                       15.

         This Severance Agreement may be modified or amended only in a writing signed by the parties hereto.

         IN WITNESS WHEREOF, the undersigned have set their hands and seals on the date written.

/s/ Mark D. Kaufman                 /s/ Catherine G. Silver
- -------------------------------     -----------------------------------
WITNESS                             CATHERINE G. SILVER



                                   NETZEE, INC.


/s/ Patty Byrd                      By: /s/ Richard S. Eiswirth, Jr.
- -------------------------------         -------------------------------
WITNESS

                                    Its: SEVP & CFO
                                        -------------------------------
                                    Date: 2/1/2001
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